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                                                                   EXHIBIT 10.17

                          CONSULTING SERVICES AGREEMENT


         This CONSULTING AGREEMENT ("Agreement") is made and entered effective as of October 30, 2000, by and between Venus Exploration, Inc., a Delaware corporation that is referred to hereinafter as "Venus" or the "Company" and whose address is 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, and
P. Mark Stark, who is referred to hereinafter as "Consultant" and whose address is 7431 Dietz Elkhorn Road, Fair Oaks Ranch, Texas 78015.

         FOR AND IN CONSIDERATION of the mutual covenants herein contained and the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. TERM OF SERVICES. Venus hereby contracts for the services of Consultant, and Consultant hereby agrees to provide services described below to Venus for a six-month term beginning on October 30, 2000.

         2. DUTIES AND RESPONSIBILITIES. Primarily, Consultant shall provide financial analyses and accounting services for Venus. Consultant shall report to John Y. Ames, President of Venus. Consultant shall, in the performance of services hereunder, use his best efforts to serve and to advance the interests of Venus well and faithfully. Consultant is responsible for completion of all work assigned by Venus and accepted by Consultant. The time allotted for completion will be determined by the parties when a project is assigned and accepted.

         3. COMPENSATION. The compensation to be paid to Consultant under this Agreement is listed in paragraphs 3.01 and 3.02 below, and that compensation shall constitute the full consideration to be paid to Consultant for all services of whatever type to be rendered by Consultant to Venus.

            3.01 As compensation for services rendered pursuant to this Agreement, Consultant shall be entitled to receive from Venus a consultant fee of $50,000 for the six-month term of this Agreement, and it is payable in twelve equal installments beginning of November 15, 2000, and thereafter on the fifteenth day and the last day of each month within the term of this Agreement, but not beyond April 30, 2001.

            3.02 Subject to the terms of this Agreement, a separate Independent Contractor Award Agreement for Non-Qualified Stock Options and


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            pursuant to the 1997 Incentive Plan of Venus Exploration, Inc. (the
            "Plan") for its key management employees, directors and independent contractors, Venus grants to Consultant options ("Restricted Options") to buy a total of $20,000 worth of shares of its common stock based on the stock price of $1.1875 per share; i.e., the per share stock price quoted by the NASDAQ SmallCap Market for such common stock at the closing of business on October 30, 2000 ("Date of Grant"). In that regard and without limiting the provisions of the above-referenced documents, unless the Restricted Options or the underlying Common Stock is issued to Consultant in a transaction registered under applicable federal and state securities laws, Consultant represents and warrants to the Company that all Restricted Options and underlying Common Stock will be acquired by the Consultant for investment purposes for his own account only and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Restricted Options or underlying Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Restricted Options or the underlying Common Stock shall bear an appropriate restrictive investment legend.


         4. CONFIDENTIAL INFORMATION. The term "Confidential Information," as used herein, shall mean and include any and all documents, knowledge, data or information (in whatever medium) known, communicated, provided or made available to Consultant, whether before or after the execution of this Agreement, that Consultant knows or reasonably should know constitute trade secrets of Venus or information belonging to third parties to whom Venus may have an obligation of confidentiality or that embody, comprise, relate to, are incorporated in or constitute "Intellectual Property" (as herein defined) in any stage of development; including, in each case, all trade secrets and other proprietary ideas, concepts, methodologies and information incorporated therein; provided, however, that Confidential Information shall not include any information or materials that are or become generally available to the public other than as a result of any breach of the provisions of this Agreement or any other agreement between Consultant and Venus (or their respective successors, assigns or affiliates). The term "Intellectual Property," as used herein, shall include any and all information or materials, in any medium, of a technical or a business nature relating to the actual or reasonably anticipated business of the Company, including, without limitation, the work product of this Agreement or the business plan of the Company.

         5. CONFIDENTIALITY. Consultant acknowledges and agrees that, in his work with Venus pursuant to this Agreement, he occupies a position of trust and confidence. Venus agrees to give him access to, and to allow him to become familiar


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with, Venus's Confidential Information. Consultant further acknowledges and agrees that the Confidential Information, including any and all copies thereof, constitutes trade secrets of Venus and is confidential and proprietary information of Venus and is the property of Venus in its entirety and to the exclusion of all others, including Consultant. Consultant further acknowledges and agrees that he has no right, title, interest or claim in or to any of the Confidential Information or any copies thereof. Consultant agrees to maintain the confidentiality of the Confidential Information and agrees that he will not take, or permit to be taken, any action with respect to the Confidential Information (or any portion thereof) that is inconsistent with the confidential and proprietary nature of such information. Without limiting the generality of the foregoing, Consultant agrees that he will not, directly or indirectly, without the prior specific written consent of Venus, except as specifically required in the course of his assignment:

         (i) communicate, divulge, transmit or otherwise disclose any Confidential Information to any person, firm, partnership, corporation or other entity, or

         (ii) use any Confidential Information in any manner except as specifically required in connection with the performance of services hereunder, or

         (iii) copy, reproduce or otherwise duplicate any Confidential Information in any fashion, in whole or in part.

         Consultant agrees to take any and all steps reasonably necessary to protect the confidentiality of the Confidential Information, and Consultant shall, upon termination of this Agreement, immediately return to Venus all Confidential Information in Consultant's control or possession, including, without limitation, any and all copies thereof. Consultant shall not use any knowledge or Confidential Information obtained pursuant to this Agreement to the detriment of Venus, and without limiting the rights of Venus, Venus will have a right of first refusal and prior right to buy any oil or gas prospect that Consultant or his assigns may develop or identify within three years of the termination of this Agreement or any extension hereof if any of such Confidential Information was used by Consultant in that development or identification. This Section shall survive the expiration or termination of this Agreement.


         6. RESTRICTIVE COVENANT AND NONCOMPETITION.

         6.01 As an independent covenant, Consultant agrees that, for a period of three (3) years commencing upon the termination of this Agreement by Consultant , by Company if Consultant is terminated for cause, or the expiration of this Agreement, Consultant will not, unless granted express written permission by the Board of Directors of Company, develop, work on or in any way advance, directly


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         or indirectly, as an officer, director, stockholder, employee, advisor, consultant, partner, owner, agent, representative or in any other capacity, any competitor of Company or any other third party, any oil, gas or mineral exploration or production from the prospects or prospect leads on which he worked or to which he had access to the relevant Confidential Information during his service; provided, however, that the foregoing shall not prohibit Consultant from becoming a passive shareholder owning less than five percent (5%) of the shares of a competing corporation whose shares are publicly traded.

         6.02 As an independent covenant, Consultant agrees, during the term of this Agreement and, upon termination or expiration of this Agreement for any reason, for a period of eighteen (18) months thereafter, not to induce or to attempt to influence any employee or consultant of Company to terminate his or her employment with, or service to, the Company.

         6.03 As an independent covenant, Consultant agrees, during the term of this Agreement and, upon termination or expiration of this Agreement for any reason, for a period of eighteen (18) months thereafter, not to solicit any investment in oil or natural gas projects by any of the entities that have invested in the Company or any its projects during the period of Consultant's service to the Company and its predecessors.

         6.04 Consultant agrees that the covenants and agreements set forth in this Section 6 are made to protect the legitimate business interests of Company, including Company's interest in Confidential Information and Intellectual Property, and not to restrict his mobility or to prevent him from utilizing his skills. Consultant recognizes the necessarily national scope of the market served by Company and agrees that the restrictions set forth in this Section are reasonable.

         6.05 This Section 6 shall survive the expiration or termination of this Agreement. Any period of breach of the terms of this Section 6 shall not count toward the specified time duration of the covenant, but instead that period of breach shall be added to the specified time period.

         7. TERMINATION. This Agreement may be terminated by the Consultant or by Venus by that party giving thirty days (30) days written notice of termination to the other party. Such termination shall not prejudice any remedy that the terminating party may have, either at law, in equity or under this Agreement, nor shall it invalidate any rights or obligations of or to the other party hereunder, which rights and obligations shall survive the termination. In the event of the termination of this Agreement, the


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Consultant shall be entitled to the compensation earned by him prior to the date of termination as provided for in this Agreement. The Consultant shall be entitled to no further compensation as of the date of termination.

         This Agreement may be terminated by Venus with cause at any time. If Venus does not give Consultant notice of non-renewal before April 1, 2001, the term of this Agreement shall be extended for another 6-month term. If extended, no Stock Grant shall be included in the compensation for the extended term unless and until the Compensation Committee approves of such additional compensation.


         8. NO OTHER AGREEMENTS. This Agreement contains the entire agreement of the parties with respect to the matters referred to herein, and all prior agreements and understandings of the parties are revoked. This Agreement may be amended only by a written instrument executed by Venus and Consultant.


VENUS EXPLORATION, INC.




By:      /s/ JOHN Y. AMES
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         John Y. Ames,
         President


CONSULTANT



/s/ P. MARK STARK
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P. MARK STARK

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